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Pricing Supplement dated August 6, 1997                       Rule #424(b)(3)
(To Prospectus dated August 6, 1997)                          File No. 333-28291


                        $200,000,000 Principal Amount

                                Advanta Corp.

                                 91 Day Notes
                     Six, Eighteen and Thirty Month Notes
            One, Two, Three, Four, Five, Seven and Ten Year Notes

                                        Annual                                     Annual
                        Interest      Percentage                   Interest      Percentage
                          Rate          Yield                        Rate          Yield
Maturity               Per Annum        (APY)*       Maturity     Per Annum        (APY)*
---------              ---------      ----------     ---------    ---------      ----------
91 Days                   5.83%          6.00%       One Year        6.39%          6.60%
Six Months                6.16%          6.35%       Two Years       6.77%          7.00%
Eighteen Months           6.58%          6.80%       Four Years      7.19%          7.45%
Thirty Months             6.95%          7.20%       Five Years      7.33%          7.60%

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* Effective annual yield assumes interest reinvested at the current daily rate.
Substantial penalty for early withdrawal.